UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

901-302-9587

(Registrant’s telephone number, including area code)

Surge Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2020, Surge Holdings, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation to change the Company’s name to SurgePays, Inc. (the “Name Change”). The shareholders of the Company holding the majority of the Company’s voting shares approved of the Name Change via written consent.

The Company’s name on the OTCQB will remain Surge Holdings, Inc. and its CUSIP will remain 86881Y108 until the Company obtains FINRA approval of the Name Change. The Company’s trading symbol will remain SURG following FINRA’s approval of the Name Change.

A copy of the Certificate of Amendment to the Articles of Incorporation is filed as Exhibits 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description
3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGEPAYS, INC.

Date: November 5, 2020	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer